UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 9, 2024

Date of Report (date of earliest event reported)

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39680	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square, P.O. Box 4887 Lancaster, Pennsylvania	17604
(Address of Principal Executive Offices)	(Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On February 8, 2024, Mark McCollom resigned from his position as Chief Financial Officer of Fulton Financial Corporation (the “Company”) and Fulton Bank, N.A. (the “Bank”), effective immediately.

In connection with his resignation, the Company and Mr. McCollom will enter into a Separation Agreement and General Release (the “Separation Agreement”). Under the Separation Agreement, the Company will agree to pay Mr. McCollom $325,000, and the Separation Agreement will contain a customary release of claims and a reaffirmation of certain restrictive covenants in favor of the Company and the Bank.

Appointment of Interim Chief Financial Officer and Chief Risk Officer

On February 8, 2024, Beth Ann L. Chivinski, the Company’s Chief Risk Officer, was appointed to serve as the Company’s Interim Chief Financial Officer, effective immediately, while the Company conducts a formal search process for a Chief Financial Officer. Ms. Chivinski will transition from her role as Chief Risk Officer in connection with this appointment. Ms. Chivinski’s biographical information is included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 3, 2023 and is incorporated by reference in this Item.

Fulton previously entered into an Executive Employment Agreement with Ms. Chivinski, effective January 1, 2018 (the “Executive Employment Agreement”) and a Key Employee Change in Control Agreement dated January 1, 2018 (the “Key Employee Change in Control Agreement”). In connection with Ms. Chivinski’s appointment as the Company’s Interim Chief Financial Officer, her annual base salary was increased to $500,000. Ms. Chivinski will continue to be eligible to participate in Fulton’s annual cash bonus and equity-based long term incentive plans.

Brief descriptions of the Executive Employment Agreement and the Key Employee Change in Control Agreement are set forth under Item 5.02 in the Current Report on Form 8-K filed January 4, 2018. The descriptions of the Executive Employment Agreement and Key Employee Change in Control Agreement set forth therein are qualified in their entirety by reference to the form of Executive Employment Agreement (incorporated by reference to Exhibit 10.1 of the Fulton Current Report on Form 8-K filed January 4, 2018) and form of Key Employee Change in Control Agreement (incorporated by reference to Exhibit 10.2 of the Fulton Current Report on Form 8-K filed January 4, 2018).

There are no arrangements or understandings between Ms. Chivinski or any other person pursuant to which Ms. Chivinski was appointed to her position. Ms. Chivinski does not have a family relationship with any director or executive officer of the Company, nor does she have any direct or indirect interest in any transaction in which the Company is a participant that is required to be reported in this Current Report on Form 8-K under Item 404(a) of Regulation S-K.

On February 8, 2024, Atul Malhotra was promoted to Chief Risk Officer of the Company and the Bank. Mr. Malhotra previously served as the Company’s Managing Director of Enterprise Risk Management for more than eight years, and prior to that, spent 13 years at Deloitte & Touche LLP in various roles providing enterprise risk advisory services to the financial services industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2024	FULTON FINANCIAL CORPORATION

	By:	/s/ Curtis J. Myers
Curtis J. Myers Chairman and Chief Executive Officer